Exhibit 3.137

BYLAWS
OF
SMART SMR OF NEW YORK, INC.

ARTICLE I.
STOCKHOLDERS’ ACTION

SECTION 1.    TIME AND PLACE OF MEETING:  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be authorized by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.    ANNUAL MEETING:  The annual meeting of the stockholders shall be held once each fiscal year, on a date and time as shall be designated from time to time by the majority of the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

SECTION 3.    SPECIAL MEETINGS:  Special meetings of stockholders of the Corporation for any purpose or purposes may be called by a majority of the Board of Directors or upon the written request of stockholders representing a majority of the capital stock of the Corporation, on a date and at a place fixed by the Board of Directors.

SECTION 4.    NOTICE OF MEETINGS:  Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose and purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 5.    QUORUM:  The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

SECTION 6.    VOTING:  Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such  stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or his or her duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. The vote upon any question brought before a meeting of the stockholders, except as otherwise required by these bylaws, may be by majority vote. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the shares which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 7.    WRITTEN ACTION:  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II.
THE BOARD OF DIRECTORS

SECTION 1.    POWERS:  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.    NUMBER AND TERM OF OFFICE:  The Board of Directors shall consist of one or more members. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease there shall be vacancies on the Board which are being eliminated by such decrease.

SECTION 3.    VACANCIES AND NEW DIRECTORSHIPS:  Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, which occur between annual meetings of the stockholders, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the  Next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

SECTION 4.    PLACE OF MEETINGS:  Meetings of the Board of Directors, regular and special, may be held either within or without the State of Delaware.

SECTION 5.    REGULAR MEETINGS:  The Board of Directors shall meet after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind, to either old or new members of the Board for such meeting shall be necessary.

SECTION 6.    SPECIAL MEETINGS:  Special meetings of the Board of Directors shall be held upon notice by letter, telegram, telephone or word of mouth, delivered not later than during the third (3rd) day immediately preceding the day for such meeting. Notice may be waived in writing and attendance shall constitute a waiver of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7.    QUORUM:  At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting  at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

SECTION 8.    WRITTEN ACTION:  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

SECTION 9.    PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE:  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 10.  REMOVAL:  Any director or the entire Board of Directors may be removed from office, with or without cause, by a vote of the stockholders holding a majority of outstanding shares entitled to vote at any annual or special meeting of stockholders. In the event that any one or more directors are so removed, new directors may be elected at the same meeting.

SECTION 11.  COMMITTEES:  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one (1) or more directors to constitute an executive committee, which committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation in the intervals between meetings of the Board. The executive committee shall be subject at all times to the control of the Board of Directors.

The Board of Directors may create other committees as needed.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

SECTION 12.  COMPENSATION:  The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

SECTION 13.  RULES:  The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these bylaws.

ARTICLE III.
NOTICES

SECTION 1.    GENERALLY:  Whenever by law or under the provisions of the Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

SECTION 2.    WAIVERS:  Whenever any notice is required to be given by law or under the provision of the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE IV.
OFFICERS

SECTION 1.    NUMBER:  The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person, except that the President and the Secretary shall not be the same person. None of the officers need be directors.

SECTION 2.    ELECTION AND TERM OF OFFICE: Officers of the Corporation shall be elected by the Board of Directors. Each officer, so elected, shall hold office until his successor is elected and qualified, or until his resignation, death or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors, but such removal shall be without prejudice to contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

SECTION 3.    AUTHORITY AND DUTIES:  Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these bylaws.

SECTION 4.    COMPENSATION:  The compensation of the officers and agents of the Corporation shall be fixed, from time to time, by the Board of Directors.  No officer shall be prevented from receiving such compensation by reason of the fact he is also a director of the Corporation.

SECTION 5.    THE PRESIDENT:  The President shall have active, executive management of the operations of the Corporation, subject however, to control of the Board of Directors.

SECTION 6.    THE VICE PRESIDENT(S):  Each Vice President, if any, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board of Directors or the President.

SECTION 7.    THE SECRETARY:  The Secretary: shall keep or cause to be kept in books provided for the purpose, the minutes of the meetings of the stockholders, the Board of Directors, and any committee thereof; shall see that all notices are duly given in accordance with the provisions in the bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to the Secretary by the Board of Directors or by the President.

SECTION 8.    THE TREASURER:  The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

ARTICLE V.
STOCK

SECTION 1.    CERTIFICATES:  Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements.  Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board or the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any and all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

SECTION 2.    CLASSES OF STOCK:  The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, shall be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificates shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

SECTION 3.    TRANSFERS:  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4.    LOST, STOLEN OR DESTROYED CERTIFICATES:  The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed.  As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

ARTICLE VI.
GENERAL PROVISIONS

SECTION 1.    FISCAL YEAR:  The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

SECTION 2.    CORPORATE SEAL:  The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3.    RELIANCE UPON BOOKS, REPORTS AND RECORDS:  Each Director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director, committee member or officer believes are within such other person’s professional or expert competence and who has been elected with reasonable care by or on behalf of the Corporation.

SECTION 4.    DIVIDENDS:  The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

ARTICLE VII.
GENERAL PROVISIONS

SECTION 1.    AMENDMENTS:  The power to alter, amend or repeal these bylaws or adopt new bylaws is vested in a majority of the Board of Directors, subject to the power of the stockholders to alter or repeal the same.